EXHIBIT 4.6

                           FIRST MERCHANTS CORPORATION

                                       AND

             WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION (formerly
           known as First Union Trust Company, National Association),
                              AS INDENTURE TRUSTEE

                                    INDENTURE

             JUNIOR SUBORDINATED DEBT SECURITIES, ISSUABLE IN SERIES

                           Dated as of April 17, 2002

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS........................................................1
      1.1     Definitions of Terms...........................................1
ARTICLE II DEBENTURES........................................................8
      2.1     Forms Generally................................................8
      2.2     Amount Unlimited; Issuable in Series...........................8
      2.3     Date and Denomination of Debentures...........................10
      2.4     Execution and Authentications.................................12
      2.5     Registration of Transfer and Exchange.........................13
      2.6     Temporary Debentures..........................................15
      2.7     Mutilated, Destroyed, Lost or Stolen Debentures...............15
      2.8     Cancellation..................................................16
      2.9     Benefit of Indenture..........................................16
      2.10    Authenticating Agent..........................................16
      2.11    Global Debentures.............................................17
      2.12    CUSIP Numbers.................................................18
ARTICLE III PARTICULAR COVENANTS OF THE COMPANY.............................18
      3.1     Payment of Principal and Interest.............................18
      3.2     Maintenance of Agency.........................................19
      3.3     Paying Agents.................................................19
      3.4     Appointment to Fill Vacancy in Office of Trustee..............20
      3.5     Compliance with Consolidation Provisions......................20
      3.6     Limitation on Transactions....................................20
      3.7     Covenants as to the Trusts....................................21
      3.8     Waiver of Usury, Stay or Extension Laws.......................22
ARTICLE IV DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE
                TRUSTEE ....................................................22
      4.1     Company to Furnish Trustee Names and Addresses of
                Debentureholders. ..........................................22
      4.2     Preservation of Information Communications with
                Debentureholders. ..........................................22
      4.3     Reports by the Company........................................23
      4.4     Reports by the Trustee........................................23
ARTICLE V REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT..24
      5.1     Events of Default.............................................24
      5.2     Collection of Indebtedness and Suits for Enforcement by
                Trustee. ...................................................25
      5.3     Application of Moneys Collected...............................27
      5.4     Limitation on Suits...........................................27
      5.5     Rights and Remedies Cumulative; Delay or Omission not Waiver..28
      5.6     Control by Debentureholders...................................29
      5.7     Undertaking to Pay Costs......................................29
      5.8     Direct Action; Right of Set-Off...............................30
ARTICLE VI CONCERNING THE TRUSTEE...........................................30
      6.1     Certain Duties and Responsibilities of the Trustee............30


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      6.2     Notice of Defaults............................................31
      6.3     Certain Rights of Trustee.....................................32
      6.4     Trustee Not Responsible for Recitals, etc.....................33
      6.5     May Hold Debentures...........................................33
      6.6     Moneys Held in Trust..........................................33
      6.7     Compensation and Reimbursement................................33
      6.8     Reliance on Officers' Certificate.............................34
      6.9     Disqualification:  Conflicting Interests......................34
      6.10    Corporate Trustee Required; Eligibility.......................34
      6.11    Resignation and Removal; Appointment of Successor.............35
      6.12    Acceptance of Appointment by Successor........................36
      6.13    Merger, Conversion, Consolidation or Succession to Business...37
      6.14    Preferential Collection of Claims Against the Company.........37
ARTICLE VII CONCERNING THE DEBENTUREHOLDERS.................................38
      7.1     Evidence of Action by Holders.................................38
      7.2     Proof of Execution by Debentureholders........................38
      7.3     Who May Be Deemed Owners......................................39
      7.4     Certain Debentures Owned by Company Disregarded...............39
      7.5     Actions Binding on Future Debentureholders....................39
ARTICLE VIII SUPPLEMENTAL INDENTURES........................................40
      8.1     Supplemental Indentures Without the Consent of
                Debentureholders. ..........................................40
      8.2     Supplemental Indentures with Consent of Debentureholders......41
      8.3     Effect of Supplemental Indentures.............................41
      8.4     Debentures Affected by Supplemental Indentures................42
      8.5     Execution of Supplemental Indentures..........................42
ARTICLE IX SUCCESSOR CORPORATION............................................43
      9.1     Company May Consolidate, etc..................................43
      9.2     Successor Corporation Substituted.............................43
      9.3     Evidence of Consolidation, etc. to Trustee....................44
ARTICLE X SATISFACTION AND DISCHARGE........................................44
      10.1    Satisfaction and Discharge of Indenture.......................44
      10.2    Discharge of Obligations......................................45
      10.3    Deposited Moneys to be Held in Trust..........................45
      10.4    Payment of Monies Held by Paying Agents.......................45
      10.5    Repayment to Company..........................................45
ARTICLE XI IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS..46
      11.1    No Recourse...................................................46
ARTICLE XII MISCELLANEOUS PROVISIONS........................................46
      12.1    Effect on Successors and Assigns..............................46
      12.2    Actions by Successor..........................................46
      12.3    Surrender of Company Powers...................................47
      12.4    Notices.......................................................47
      12.5    Governing Law.................................................47
      12.6    Treatment of Debentures as Debt...............................47
      12.7    Compliance Certificates and Opinions..........................47


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      12.8    Payments on Business Days.....................................48
      12.9    Conflict with Trust Indenture Act.............................48
      12.10   Counterparts..................................................48
      12.11   Severability..................................................48
      12.12   Assignment....................................................48
      12.13   Acknowledgment of Rights......................................49
ARTICLE XIII SUBORDINATION OF DEBENTURES....................................49
      13.1    Agreement to Subordinate......................................49
      13.2    Default on Senior Debt, Subordinated Debt or
                 Additional Senior Obligations..............................49
      13.3    Liquidation; Dissolution; Bankruptcy..........................50
      13.4    Subrogation...................................................51
      13.5    Trustee to Effectuate Subordination...........................52
      13.6    Notice by the Company.........................................52
      13.7    Rights of the Trustee; Holders of Senior Indebtedness.........53
      13.8    Subordination May Not be Impaired.............................53


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                              CROSS-REFERENCE TABLE

      SECTION OF
      TRUST INDENTURE ACT                                     SECTION OF
      OF 1939, AS AMENDED                                      INDENTURE

      310(a)........................................................6.10
      310(b).........................................................6.9
             .......................................................6.11
      310(c)..............................................Not Applicable
      311(a)........................................................6.14
      311(b)........................................................6.14
      311(c)..............................................Not Applicable
      312(a).........................................................4.1
            ......................................................4.2(a)
      312(b)......................................................4.2(c)
      312(c)......................................................4.2(c)
      313(a)......................................................4.4(a)
      313(b)......................................................4.4(b)
      313(c)......................................................4.4(a)
             .....................................................4.4(b)
      313(d)......................................................4.4(c)
      314(a)......................................................4.3(a)
      314(b)..............................................Not Applicable
      314(c)........................................................12.7
      314(d)..............................................Not Applicable
      314(e)........................................................12.7
      314(f)..............................................Not Applicable
      315(a)......................................................6.1(a)
             ........................................................6.3
      315(b).........................................................6.2
      315(c)......................................................6.1(a)
      315(d)......................................................6.1(b)
      315(e).........................................................5.7
      316(a).........................................................1.1
             ........................................................5.6
      316(b)......................................................5.4(b)
      316(c)......................................................7.1(b)
      317(a).........................................................5.2
      317(b).........................................................3.3
      318(a)........................................................12.9

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture


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                                    INDENTURE

     THIS INDENTURE, dated as of April 17, 2002 between FIRST MERCHANTS CORPORATION, an Indiana corporation (the "Company") and WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION (formerly known as First Union Trust Company, National Association) (the "Trustee");

                                    RECITALS

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of securities from time to time to be issued in one or more series (hereinafter referred to as the "Debentures") up to such principal amount or amounts as may from time to time be authorized, the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture;

     WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture;

     WHEREAS, all requirements necessary to make this Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects;

     WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of the premises, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders from time to time of the Debentures or a series thereof, as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 Definitions of Terms.

     The terms defined in this Section 1.1 (except as in this Indenture or in any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1 and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in the Trust Indenture Act defined in the Securities Act (except as herein or in any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires), shall

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have the meanings  assigned to such terms in the Trust  Indenture Act and in the
Securities Act as in force at the date of the execution of this instrument. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with Generally Accepted Accounting Principles. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture and not any Article, Section or other subdivision headings.

     "Additional Senior Obligations" means all indebtedness of the Company whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations does not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Debentures or to rank pari passu in right of payment with the Debentures. For purposes of this definition, "claim" shall have the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

     "Administrative Trustees" shall have the meaning set forth in the Trust Agreement.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authenticating Agent" means an authenticating agent with respect to the Debentures appointed by the Trustee pursuant to Section 2.10.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board or any other duly designated officers of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day" means, with respect to the Debentures, any day other than a Saturday or a Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or required by law, executive order or regulation to close, or a day on which the Corporate Trust Office of the Trustee or the Property Trustee is closed for business.


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     "Certificate"  means  a  certificate  signed  by  the  principal  executive officer, the principal financial officer, the principal accounting officer, the treasurer or any vice president of the Company. The Certificate need not comply with the provisions of Section 12.7.

     "Certificate of Authentication" shall mean the certificate issued by the Trustee or the Authenticating Agent as to the form of a Debenture issued under the Indenture.

     "Commission" means the Securities and Exchange Commission or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" means undivided beneficial interests in the assets of a Trust which rank pari passu with Preferred Securities issued by such Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Company" means First Merchants Corporation, a corporation duly organized and existing under the laws of the State of Indiana, and, subject to the provisions of Article IX, shall also include its successors and assigns.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at One Rodney Square, 920 King Street, Suite 102 Wilmington, Delaware 19801, Attention: Corporate Trust Trustee Administration.

     "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debentures" shall have the meaning set forth in the Recitals hereto.

     "Debentureholder," "holder of Debentures," "registered holder," or other similar term, means the Person or Persons in whose name or names a particular Debenture shall be registered on the books of the Company or the Trustee kept for that purpose in accordance with the terms of this Indenture.

     "Debenture Register" shall have the meaning set forth in Section 2.5(b).

     "Debenture Registrar" shall have the meaning set forth in Section 2.5(b).

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services


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(but excluding  trade  accounts  payable or accrued  liabilities  arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulted Interest" shall have the meaning set forth in Section 2.3.

     "Depositary" shall mean, with respect to Debentures of any series, for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depositary Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.11.

     "Direct Action" shall have the meaning set forth in Section 5.8.

     "Event of Default" means, with respect to the Debentures, any event specified in Section 5.1, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act," means the Securities Exchange Act of 1934, as amended, as in effect at the date of execution of this Indenture.

     "Federal  Reserve"  means the Board of  Governors  of the  Federal  Reserve
System.

     "Generally Accepted Accounting Principles" means such accounting principles as are generally accepted at the time of any computation required hereunder.

     "Global Debenture" means, with respect to any series of Debentures, a Debenture of such series executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

     "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the


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amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof and that may include the terms of a particular series of Debentures established as contemplated by
Section 2.2.

     "Interest Payment Date," when used with respect to any installment of interest on a Debenture of any particular series means the date specified in such Debenture or in a Board Resolution or in an indenture supplemental hereto with respect to the Debentures as the fixed date on which an installment of interest with respect to the Debentures is due and payable.

     "Officers' Certificate" means a certificate signed by the President or an Executive Vice President and by the Chief Financial Officer or the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 12.7, if and to the extent required by the provisions thereof.

     "Opinion of Counsel" means an opinion in writing of independent, outside legal counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 12.7, if and to the extent required by the provisions thereof.

     "Outstanding," when used in reference to Debentures of any particular series, means, subject to the provisions of Section 7.4, as of any particular time, all such Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided herein, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.5; provided, however, that in determining whether the holders of the requisite percentage of Debentures have given any request, notice, consent or waiver hereunder, Debentures held by the Company or any Affiliate of the Company shall not be included; provided, further, that the Trustee shall be protected in relying upon any request, notice, consent or waiver unless a Responsible Officer of the Trustee shall have actual knowledge that the holder of such Debenture is the Company or an Affiliate thereof.


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

     "Person" means any  individual,  corporation,  partnership,  joint-venture,
joint-stock   company,   limited  liability   company,   trust,   unincorporated
organization or government or any agency or political subdivision thereof.

     "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Preferred Securities" means undivided beneficial interests in the assets of a Trust which rank pari passu with Common Securities issued by such Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Preferred Securities Guarantee" means any guarantee that the Company may enter into with the Trustee or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities.

     "Property Trustee" has the meaning set forth in the Trust Agreement of the applicable Trust.

     "Responsible Officer" when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture, including any vice president, any assistant vice president, any assistant secretary or any other officer or assistant officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Securities Act," means the Securities Act of 1933, as amended, as in effect at the date of execution of this instrument.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures, provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company;
(ii) any Debt owed to any employee of the Company; (iii) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this


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Indenture  would be greater than they  otherwise  would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (iv) any Debt which constitutes Subordinated Debt.

     "Senior Indebtedness" shall have the meaning set forth in Section 13.1.

     "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to Senior Debt of the Company (other than the Debentures); provided, however, that Subordinated Debt will not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (ii) any Debt owed to any employee of the Company; (iii) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; (iv) any Debt which constitutes Senior Debt; and (v) any Debt of the Company under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment.

     "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; (ii) any general partnership, limited liability company, joint venture, trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "Trust" means each statutory business trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Debentures under this Indenture.

     "Trust Agreement" with respect to a Trust, means the governing instrument of such Trust, as amended from time to time.

     "Trustee" means Wachovia Trust Company, National Association, and, subject to the provisions of Article VI, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person.

     "Trust Indenture Act," means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 8.1, 8.2, and 9.1, as in effect at the date of execution of this instrument.

     "Trust Securities" means the Common Securities and Preferred Securities, collectively.

     "Voting Stock," as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                   ARTICLE II

                                   DEBENTURES

     2.1 Forms Generally.

          (a) The Debentures of each series shall be in substantially the form as established by or pursuant to a Board Resolution and as set forth in an Officer's Certificate of the Company or in one or more indentures supplemental hereto, in each case with appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, all as may, consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

          (b) The form of the Trustee's Certificate of Authentication shall be in substantially the following form:

          This  is one of  the  Debentures  of  the  series  designated  therein
          referred  to  in  the  within-mentioned   Indenture  and  [__________]
          Supplemental Indenture.


            WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

            By:________________________________
                    Authorized Signatory

     2.2 Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited. The Debentures may be issued in one or more series up to the aggregate principal amount of securities of that series from time to time authorized by or pursuant to a Board Resolution of the Company or pursuant to one or more indentures supplemental hereto, subject, however, to subsection (c) of the definition of "Outstanding" in Section 1.1 and the following subsection
(b) of this Section 2.2. Prior to the initial issuance of Debentures of any series, there shall be established in or pursuant to a Board Resolution of the Company and set forth in an Officers' Certificate of the Company or established in one or more indentures supplemental hereto:

          (a) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

          (b) any limit upon the aggregate principal amount of the Debentures of the series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to the terms of this Indenture);

          (c) the date or dates on which the principal of and premium, if any, on the Debentures of the series is payable;

          (d) the rate or rates at which the Debentures of the series shall bear interest, if any, or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates and the record dates for the determination of holders to whom interest is payable on any such Interest Payment Dates;

          (e) the place or places where the principal of, and premium, if any, and any interest on Debentures of the series shall be payable;

          (f) the right, if any, to extend the interest payment periods and the duration of such extension;

          (g) the price or prices at which, the period or periods within which and the terms and conditions upon which Debentures of the series may be prepaid or redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

          (h) the obligation, if any, of the Company to prepay, redeem, purchase or repay Debentures of the series pursuant to any sinking fund or analogous provisions or at the option of a Debentureholder thereof and the price or prices at which, and the period or periods within which, and the terms and conditions upon which, Debentures of the series shall be prepaid, redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (i) the denominations in which Debentures of the series shall be issuable;

          (j) any Events of Default with respect to the Debentures of a particular series, if not set forth herein;

          (k) the form of the Debentures of the series including the form of the Certificate of Authentication of such series (which shall be consistent with Section 2.1(b));

          (l) any trustee, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Debentures of such series;

          (m) whether the Debentures of the series shall be issued in whole or in part in the form of one or more Global Debentures and, in such case, the Depositary for such Global Debenture or Debentures, and whether beneficial owners of interests in any such Global Debentures may exchange such interests for other Debentures of such series in the manner provided in
     Section 2.5, and the manner and the circumstances under which and the place or places where any such exchanges may occur if other than in the manner provided in Section 2.5, and any other terms of the series relating to the global nature of the Global Debentures of such series and the exchange, registration or transfer thereof and the payment of any principal thereof, or interest or premium, if any, thereon; and

          (n) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate of the Company setting forth the terms of the series.

     2.3 Date and Denomination of Debentures.

     The Debentures shall be issuable in such form and in such denominations as shall be specified as contemplated by Section 2.2. In the absence of any such specification with respect to the Debentures of any series, the Debentures of such series shall be issuable as registered Debentures without coupons and in the denominations of $25 and any multiple thereof. The Debentures shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     Every Debenture shall be dated the date of its authentication, shall be payable on such dates and shall bear interest, if any, from the date set forth on the face of the Debenture, in each case, as contemplated by Section 2.2. The interest installment on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures of that series shall be paid to the Person in whose name said Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment. In the event that any Debenture of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Debenture will be paid upon presentation and surrender of such Debenture as provided in Section 3.2.

     Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for any Debenture of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

          (a) The Company may make payment of any Defaulted Interest on Debentures to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debenture holder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Unless otherwise set forth in a Board Resolution of the Company or one or more indentures supplemental hereto establishing the terms of any series of Debentures pursuant to Section 2.2 hereof, the term "regular record date" as used in this Section with respect to a series of Debentures with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month in which an Interest Payment Date established for such series pursuant to Section 2.2 hereof shall occur, if such Interest Payment Date is the last day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.2 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

     Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.

     2.4 Execution and Authentications.

          (a) The Debentures shall be signed on behalf of the Company by its President or one of its Vice Presidents or Chief Financial Officer or Treasurer, attested by its Secretary, one of its Assistant Secretaries or one of its Vice Presidents. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a President or Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such Person shall have ceased to be the President or a Vice President, or the Secretary or an Assistant Secretary, of the Company (and any such signature shall be binding on the Company). The Debentures may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication by the Trustee.

          (b) A Debenture shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures signed by its President or any Vice President and its Chief Financial Officer or the Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Debentures.

          (d) In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

               (i) a copy of any Board Resolution or Resolutions relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

               (ii) an executed supplemental indenture, if any;

               (iii) an Officers' Certificate setting forth the form and terms of the Debentures as required pursuant to Section 2.1 and Section 2.2, respectively; and

               (iv) an Opinion of Counsel  prepared in  accordance  with Section
          12.7 which shall also state:

                    (1) that the form of such Debentures has been established by or pursuant to a resolution of the Board of Directors or by supplemental indenture as permitted by
                         Section 2.1 in conformity with the provisions of this Indenture;

                    (2) that the terms of such Debentures have been established by or pursuant to a resolution of the Board of Directors or by supplemental indenture as permitted by
                         Section 2.2 in conformity with the provisions of this Indenture;

                    (3) that such Debentures, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company;

                    (4) that all laws and requirements in respect of the execution and delivery by the Company of the Debentures have been complied with and that authentication and delivery of the Debentures by the Trustee will not violate the terms of the Indenture; and

                    (5) such other matters as the Trustee may reasonably request.

          (e) The Trustee shall not be required to authenticate Debentures of any series, if the issue of such Debentures pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under such Debentures and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

     2.5 Registration of Transfer and Exchange.

          (a) Subject to Section 2.2(m), Debentures may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in Wilmington, Delaware, or at the office of the Debenture Registrar, for other Debentures of the same series in authorized denominations, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section 2.5. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures that the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

          (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in Wilmington, Delaware, or at the office of the Debenture Registrar or such other location designated by the Company a register or registers (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as the
     Debenture Registrar may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article II provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall initially be the Trustee and thereafter as may be appointed by the Company as authorized by Board Resolution (the "Debenture Registrar"). Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures of the same series for a like aggregate principal amount. All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section 2.5, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

          (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.6 and Section 8.4 not involving any transfer.

          (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures of the same series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Debentures of the same series and ending at the close of business on the day of such mailing; nor (ii) to register the transfer of or exchange any Debentures or portions thereof called for redemption.

          (e) Debentures may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Indenture. Any transfer or purported transfer of any Debenture not made in accordance with this Indenture shall be null and void.

     2.6 Temporary Debentures.

     Pending the preparation of definitive Debentures, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed, or typewritten). Such temporary Debentures shall be substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. Without unnecessary delay the Company shall execute and shall furnish definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in Wilmington, Delaware, or such other location designated by the Company, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

     2.7 Mutilated, Destroyed, Lost or Stolen Debentures.

          (a) In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost, stolen or mutilated. In every case the applicant for a substituted Debenture shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of the President or any Vice President and the Chief Financial Officer or the Treasurer or any Assistant Treasurer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

          (b) Every replacement Debenture issued pursuant to the provisions of this Section 2.7 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     2.8 Cancellation.

     All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

     2.9 Benefit of Indenture.

     Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Debentures (and, with respect to the provisions of Article XIII, the holders of Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures (and, with respect to the provisions of Article XIII, the holders of Senior Indebtedness).

     2.10 Authenticating Agent.

          (a) So long as any of the Debentures remain Outstanding there may be an Authenticating Agent for any or all such Debentures, which Authenticating Agent the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be
     deemed  to  include   authentication  by
     an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

          (b) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

     2.11 Global Debentures.

          (a) If the Company shall establish pursuant to Section 2.2 that the Debentures of a particular series are to be issued as a Global Debenture, then the Company shall execute and the Trustee shall, in accordance with
     Section 2.4, authenticate and deliver, a Global Debenture that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Debentures of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

          (b) Notwithstanding the provisions of Section 2.5, the Global Debenture of a series may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to another nominee of the Depositary for such series or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

          (c) If at any time the Depositary for a series of the Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Debentures of such series and the

     Company will execute, and subject to Section 2.5, the Trustee will authenticate and deliver, the definitive Debentures of such series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of any series shall no longer be represented by a Global Debenture and that the provisions of this Section 2.11 shall no longer apply to the Debentures of such series. In such event the Company will execute and, subject to Section 2.5, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the definitive Debentures of such series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such definitive Debentures, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such definitive Debentures issued in exchange for the Global Debenture pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such definitive Debentures to the Depositary for delivery to the Persons in whose names such definitive Debentures are so registered.

     2.12 CUSIP Numbers.

     The Company, in issuing the Debentures, may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debenture holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                       PARTICULAR COVENANTS OF THE COMPANY

     3.1 Payment of Principal and Interest.

     The Company covenants and agrees for the benefit of each series of Debentures that it shall duly and punctually pay or cause to be paid the principal of and interest on the Debentures at the time and place and in the manner provided herein. Each such payment of the principal of and interest on the Debentures shall relate only to the Debentures, shall not be combined with any other payment of the principal of or interest on any other obligation of the Company, and shall be clearly and unmistakably identified as pertaining to the Debentures.

     3.2 Maintenance of Agency.

     So long as any of the Debentures remain Outstanding, the Company shall maintain, or shall cause to be maintained, an office or agency in Wilmington, Delaware, and at such other location or locations as may be designated as provided in this Section 3.2, where (i) Debentures of each series may be presented for payment; (ii) Debentures of each series may be presented as hereinabove authorized for registration of transfer and exchange; and (iii) notices and demands to or upon the Company in respect of the Debentures of each series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or an Executive Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside of Wilmington, Delaware, where the Debentures of each series may be presented for registration or transfer and for exchange in the manner provided herein, and the Company may from time to time rescind such designation as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in Wilmington, Delaware, for the purposes above mentioned. The Company shall give the Trustee prompt written notice of any such designation or rescission thereof.

     3.3 Paying Agents.

          (a) The Company shall be the initial paying agent. If the Company shall appoint one or more paying agents for the Debentures of any series, other than the Trustee, the Company shall cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.3:

               (i) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures of such series (whether such sums have been paid to it by the Company or by any other obligor of the Debentures of such series) in trust for the benefit of the Persons entitled thereto;

               (ii) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures of such series) to make any payment of the principal of or interest on the Debentures of such series when the same shall be due and payable;

               (iii) that it shall, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

               (iv) that it shall perform all other duties of paying agent as set forth in this Indenture.

          (b) If the Company shall act as its own paying agent with respect to the Debentures of any series, it shall on or before each due date of the principal of or interest on the Debentures of such series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on the Debentures of such series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of such action, or any failure (by it or any other obligor on the Debentures of such series) to take such action. Whenever the Company shall have one or more paying agents for the Debentures of such series, it shall, prior to each due date of the principal of or interest on any Debentures of such series, deposit with the paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee of this action or failure so to act.

          (c) Notwithstanding anything in this Section 3.3 to the contrary, (i) the agreement to hold sums in trust as provided in this Section 3.3 is subject to the provisions of Section 10.3 and 10.4; and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge with respect to one or more or all of the series of Debentures hereunder or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust for any such series by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

     3.4 Appointment to Fill Vacancy in Office of Trustee.

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 6.11, a Trustee, so that there shall at all times be a Trustee hereunder.

     3.5 Compliance with Consolidation Provisions.

     The Company shall not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of
Article IX hereof are complied with.

     3.6 Limitation on Transactions.

     If Debentures of any series are issued to a Trust or a Trustee of a Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred any event that would constitute an Event of Default; (ii) the Company shall be in default with respect to any of its obligations under the Preferred Securities Guarantee relating to such Trust; or (iii) the Company shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture or any applicable supplement hereto and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay, and shall not allow any of its Subsidiaries to declare or pay, any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company or any Subsidiary of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any benefit plans for its directors, officers or employees, (C) as a result of a reclassification of its capital stock into another class of its capital stock, or (D) payments of dividends or distributions to the Company); and (b) the Company shall not make, and shall not allow any of its Subsidiaries to make, any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures of such series or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Debentures of such series; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee relating to such Trust; and
(c) the Company shall not redeem, purchase or acquire less than all of the outstanding Debentures of such series or any of the Preferred Securities relating to such Trust.

     3.7 Covenants as to the Trusts.

     In the event a series of Debentures is issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, for so long as such Trust Securities remain outstanding, the Company shall (i) maintain 100% direct or indirect ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of such Common Securities; (ii) not voluntarily terminate, wind up or liquidate such Trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines, policies or regulations of the Federal Reserve and use its reasonable efforts to cause such Trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of the Debentures of such series, the redemption of all of the Trust Securities of such Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of such Trust; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; (iii) use its reasonable efforts to cause each holder of Trust Securities of such Trust to be treated as owning an undivided beneficial interest in the Debentures of such series; and (iv) the Company, and any successor to the Company, shall use best efforts to maintain the eligibility of such Preferred Securities for quotation or listing on any national securities exchange or other organization on which such Preferred Securities are then quoted or listed (including, if applicable, The Nasdaq National Market) and shall use best efforts to keep such Preferred Securities so quoted or listed for so long as such Preferred Securities remain outstanding. In connection with the distribution of Debentures that have been issued to a Trust in connection with the issuance of Trust Securities by such Trust to the holders of the Preferred

Securities issued by such Trust upon a Dissolution Event, the Company shall use its best efforts to list such Debentures on The Nasdaq National Market or on such exchange or other organization as such Preferred Securities are then listed or quoted. For so long as any Debentures remain outstanding, the Company shall fulfill all reporting and filing obligations under the Exchange Act, as applicable to companies having a class of securities registered under Section 12(b) or 12(g) thereunder.

     3.8 Waiver of Usury, Stay or Extension Laws.

     The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performances of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IV

       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

     4.1 Company to Furnish Trustee Names and Addresses of Debentureholders.

     The Company shall furnish or cause to be furnished to the Trustee (a) on a quarterly basis on each regular record date for each series of Debentures a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of such series of Debentures as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company (in the event the Company fails to provide such list on a quarterly basis, the Trustee shall be entitled to rely on the most recent list provided by the Company); and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished if the Trustee shall be the Debenture Registrar.

     4.2 Preservation of Information Communications with Debentureholders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Debentures contained in the most recent list furnished to it as provided in Section 4.1 and as to the names and addresses of holders of each series of Debentures received by the Trustee in its capacity as registrar for the Debentures (if acting in such capacity).

          (b) The Trustee may  destroy any list  furnished  to it as provided in
     Section 4.1 upon receipt of a new list so furnished.

          (c) Debentureholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or under the Debentures.

     4.3 Reports by the Company.

          (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

          (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable overnight delivery service that provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.3 as may be required by rules and regulations prescribed from time to time by the Commission.

     4.4 Reports by the Trustee.

          (a) On or before July 31 in each year in which any of the Debentures are Outstanding, commencing July 31, 2002, the Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report, if and to the extent required under Section 313(a) of the Trust Indenture Act.

          (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

          (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any Debentures are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Debentures become listed on any stock exchange.

                                   ARTICLE V

        REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT

     5.1 Events of Default.

          (a) Unless otherwise provided with respect to a series of Debentures in an indenture supplemental hereto providing for the creation of that series, each of the following events of default shall constitute an Event of Default with respect to Debentures of such series, as shall any other events as may be established with respect to Debentures of that series as contemplated by Section 2.2 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of an administrative or governmental body):

               (i) the Company defaults in the payment of any installment of interest upon any of the Debentures of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any particular series of Debentures established as contemplated in this Indenture shall not constitute a default in the payment of interest for this purpose;

               (ii) the Company defaults in the payment of the principal on any of the Debentures of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

               (iii) the Company fails to observe or perform any other of its covenants or agreements with respect to any of the Debentures of that series for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures of that series at the time Outstanding;

               (iv) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or

               (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

          (b) In each and every such case  referred to in paragraph  (i) through
     (v) of this Section 5.1(a), unless the principal of all the Debentures with respect to which an Event of Default has occurred shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders) may declare the principal of all the Debentures of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Debentures of such series.

          (c) At any time after the principal of the Debentures of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Debentures of such series then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of such series and the principal of any and all Debentures of such series that shall have become due otherwise than by acceleration (with interest upon such principal, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures of such series to the date of such payment or deposit) and the amount payable to the Trustee under Section 6.7; and (ii) any and all Events of Default under this Indenture, other than the nonpayment of principal on Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 5.6. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

          (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures of any series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

     5.2 Collection of Indebtedness and Suits for Enforcement by Trustee.

          (a) The Company covenants that (1) in case it shall default in the payment of any installment of interest on any of the Debentures of any series, and such default shall have continued for a period of 30 days; or (2) in case it shall default in the payment of the principal of any of the Debentures of any series when the same shall have become due and payable, whether upon maturity of the Debentures of such series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the holders of the Debentures of such series, the whole amount that then shall have become due and payable on all such Debentures of such series for principal or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures of such series are held by the Trust or a trustee of the Trust, without duplication of any other amounts paid by the Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 6.7.

          (b) If the Company shall fail to pay such amounts set forth in Section 5.2(a) forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon such Debentures, wherever situated.

          (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, any Trust, or the creditors or property of the Company or any Trust, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures (or, with respect to any of the foregoing events affecting a Trust, the Debentures that have been issued to such Trust) allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 6.7; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Debentures of each series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 6.7.

          (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to any of the Debentures, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 6.7, be for the ratable benefit of the holders of such Debentures. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

     5.3 Application of Moneys Collected.

     Any  moneys or other  assets  collected  by the  Trustee  pursuant  to this
Article V with respect to any of the Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or other assets on account of principal or interest, upon presentation of such Debentures in respect of which moneys have been collected, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 6.7;

     SECOND: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article XIII; and

     THIRD: To the payment of the amounts then due and unpaid upon such Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively.

     5.4 Limitation on Suits.

          (a) Except as set forth in this Indenture, no holder of any Debenture of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Debentures of such series specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Debentures of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Debentures of such series do not give the Trustee a direction inconsistent with the request.

          (b) Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of any Debentures to receive payment of the principal of and interest on such Debentures, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture of any series with every other such taker and holder and the Trustee, that no one or more holders of Debentures of any series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures of the applicable series. For the protection and enforcement of the provisions of this Section 5.4, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     5.5 Rights and Remedies Cumulative; Delay or Omission not Waiver.

          (a) Except as otherwise provided in Section 2.7(b), all powers and remedies given by this Article V to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Debentures of any series.

          (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article V or by law to the Trustee or the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

     5.6 Control by Debentureholders.

     The holders of a majority in aggregate principal amount of the Debentures of any or all series affected (voting as one class) at the time Outstanding, determined in accordance with Section 7.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of any series of Debentures at the time Outstanding affected thereby, determined in accordance with Section 7.4, may on behalf of the holders of all of such Debentures waive any past default in the performance of any of the covenants contained herein and its consequences, except (i) a default in the payment of the principal of, or interest on, any of such Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal has been deposited with the Trustee (in accordance with Section 5.1(c)); (ii) a default in the covenants contained in
Section 3.7 with respect to a Trust to which such Debentures have been issued; or (iii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by a Trust or a trustee of a Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the holder of each Outstanding Debenture that has been issued to such Trust in connection with issuance of Trust Securities by such Trust is required, such waiver shall not be effective until each holder of the Trust Securities of such Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures of each such series (or of all the Debentures, as the case may be) shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     5.7 Undertaking to Pay Costs.

     All parties to this Indenture agree, and each holder of any Debentures by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.7 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of
Debentureholders of any series holding more than 10% in aggregate principal amount of the Outstanding Debentures of that series, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on any Debentures, on or after the respective due dates expressed in any such Debenture or established pursuant to this Indenture.

     5.8 Direct Action; Right of Set-Off.

     In the event that an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Debentures of any series on an Interest Payment Date or Maturity Date, as applicable, then a holder of Preferred Securities issued by a Trust to which such Debentures have been issued may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate Liquidation Amount of such Preferred Securities of such holders (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under this Indenture with respect to such series of Debentures to the extent of any payment actually made by the Company to such holder of the Preferred Securities with respect to such Direct Action.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

     6.1 Certain Duties and Responsibilities of the Trustee.

          (a) With respect to the holders of any series of Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to Debentures of that series and after the curing of all Events of Default that may have occurred with respect to Debentures of that series, shall undertake to perform with respect to such Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of an Event of Default with respect to Debentures of any series and after the curing or waiving of all such Events of Default that may have occurred:

                    (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Debentureholders pursuant to Section 5.6 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

               (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

     6.2 Notice of Defaults.

     Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to any series of Debentures, the Trustee shall transmit by mail to all holders of such Debentures, as their names and addresses appear in the Debenture Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case default in the payment of the principal or interest (including any Additional Interest) on such Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the holders of such Debentures; and provided, further, that in the case of any default of the character specified in Section 5.1(a)(iii), no such notice to holders of such Debentures need be sent until at least 30 days after the occurrence thereof. For the purposes of this Section 6.2, the term "default" means any event which is, or after notice or lapse of time or both, would become, an Event of Default with respect to a series of Debentures.

     6.3 Certain Rights of Trustee.

     Except as otherwise provided in Section 6.1:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by its President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

          (c) The Trustee shall not be deemed to have knowledge of a default or an Event of Default, other than an Event of Default specified in Section 5.1(a)(i) or (ii), unless and until it receives written notification of such Event of Default from the Company or by holders of at least 25% of the aggregate principal amount of the series of Debentures to which the Event of Default relates at the time Outstanding;

          (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise with respect to the Debentures to which the Event of Default relates such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the applicable series of the Outstanding Debentures (determined as provided in Section 7.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     6.4 Trustee Not Responsible for Recitals, etc.

          (a) The Recitals contained herein and in the Debentures shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

          (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

          (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

     6.5 May Hold Debentures.

     The Trustee or any paying agent or registrar for the Debentures, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

     6.6 Moneys Held in Trust.

     Subject to the provisions of Section 10.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

     6.7 Compensation and Reimbursement.

          (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

          (b) The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

     6.8 Reliance on Officers' Certificate.

     Except as otherwise provided in Section 6.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

     6.9 Disqualification: Conflicting Interests.

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     6.10 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other

Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.11.

     6.11 Resignation and Removal; Appointment of Successor.

          (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to one or more series of Debentures by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to such Debentures, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures of the applicable series for at least six months may, subject to the provisions of Sections 6.9 and 6.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any one of the following shall occur:

               (i) the  Trustee  shall  fail to comply  with the  provisions  of
          Section 6.9 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures of the applicable series for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.10 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

     Then, in any such case, the Company may remove the Trustee with respect to all Debentures of any series and appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee or trustees, or, subject to the provisions of Sections 6.9 and 6.10, unless the Trustee's duty to resign is stayed as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures of the applicable series for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or trustees. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee or trustees.

          (c) The holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Company and may appoint a successor Trustee with respect to such series with the consent of the Company.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee or trustees pursuant to any of the provisions of this
     Section 6.11 shall become effective upon acceptance of appointment by the successor trustee or trustees as provided in Section 6.12.

          (e) Any successor trustee appointed pursuant to this Section 6.11 may be appointed with respect to the Debentures of the applicable series, and at any time there shall be only one Trustee with respect to the Debentures of any one series.

     6.12 Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor trustee, every successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

          (b) If a successor trustee is appointed with respect to the Debentures of one or more (but not all) series, the Company, the retiring trustee and each successor trustee with respect to the Debentures of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring trustee with respect to the Debentures of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trustee hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

          (c) Upon request of any successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 6.12.

          (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article VI.

          (e) Upon acceptance of appointment by a successor trustee as provided in this Section 6.12, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debentureholders of the applicable series, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

     6.13 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.9 and eligible under the provisions of Section 6.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures of such series so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

     6.14 Preferential Collection of Claims Against the Company.

     The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust
Indenture  Act. A Trustee who has resigned or been  removed  shall be subject to
Section  311(a) of the  Trust  Indenture  Act to the  extent  included  therein.

                                  ARTICLE VII

                         CONCERNING THE DEBENTUREHOLDERS

     7.1 Evidence of Action by Holders.

          (a) Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of any or all series of Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures in Person or by agent or proxy appointed in writing.

          (b) If the Company shall solicit from the Debentureholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of such series of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of
     Outstanding Debentures of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures of such series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     7.2 Proof of Execution by Debentureholders.

     Subject to the provisions of Section 6.1, proof of the execution of any instrument by a Debentureholder (such proof shall not require notarization) or such Debentureholder's agent or proxy and proof of the holding by any Person of any of the Debentures shall be sufficient if made in the following manner:

          (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

          (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

          (c) The Trustee may require such additional proof of any matter referred to in this Section 7.2 as it shall deem necessary.

     7.3 Who May Be Deemed Owners.

     Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent, any Authenticating Agent and any Debenture Registrar may deem and treat the Person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent nor any Debenture Registrar shall be affected by any notice to the contrary.

     7.4 Certain Debentures Owned by Company Disregarded.

     In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, the Debentures of the applicable series that are owned by the Company or any other obligor on such Debentures or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on such series of Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except
(i) that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only such Debentures that the Trustee actually knows are so owned shall be so disregarded; and (ii) for purposes of this Section 7.4, the Trust shall be deemed not to be controlled by the Company. The Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.4, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     7.5 Actions Binding on Future Debentureholders.

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures of any series specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the

Debentures of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all such Debentures.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

     8.1 Supplemental Indentures Without the Consent of Debentureholders.

     In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

          (a) to cure any ambiguity, defect, or inconsistency herein, or in any series of Debentures;

          (b) to comply with Article VII;

          (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

          (d) to add to the covenants of the Company for the benefit of the holders of all or any series of Debentures (and if such covenants are for the benefit of less than all series of Debentures, stating that such covenants are expressly being included for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

          (e) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of any series of Debentures, only as herein set forth;

          (f) to make any change that does not adversely affect the rights of any Debentureholder in any material respect;

          (g) to provide for the issuance of and establish the form and terms and conditions of any series of Debentures as permitted by Sections 2.1 and 2.2, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Debentures, or to add to the rights of the holders of any series of Debentures;

          (h) to qualify or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (i) to evidence a consolidation or merger involving the Company as permitted under Section 9.1.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

     8.2 Supplemental Indentures with Consent of Debentureholders.

     With the consent (evidenced as provided in Section 7.1) of any series (except as may otherwise be provided by the terms of any supplemental indenture establishing such series in accordance with Section 2.2 hereof) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding of all series affected by such supplemental indenture (voting as a class), the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 8.1 the rights of the holders of the Debentures of each series so affected under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (i) extend the fixed maturity of any Debentures of any series (except as may otherwise be provided by the terms of any supplemental indenture establishing such series in accordance with
Section 2.2 hereof), or reduce the rate or extend the time of payment of interest thereon (except as may otherwise be provided by the terms of any supplemental indenture establishing such series in accordance with Section 2.2 hereof), or reduce the principal amount thereof without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture; provided further, that if the applicable Debentures are held by a Trust or a trustee of such Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the related Trust shall have consented to such supplemental indenture; provided further, that if the consent of the holder of each Outstanding Debenture of any series is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the related Trust shall have consented to such supplemental indenture. It shall not be necessary for the consent of the Debentureholders affected thereby under this
Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     8.3 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture pursuant to the provisions of this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures of all series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     8.4 Debentures Affected by Supplemental Indentures.

     Debentures affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article VIII, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange or automated quotation system upon which the series of Debentures affected thereby may be listed or quoted, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding.

     8.5 Execution of Supplemental Indentures.

          (a) Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 6.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII is authorized or permitted by, and conforms to, the terms of this Article VIII and that it is proper for the Trustee under the provisions of this Article VIII to join in the execution thereof.

          (b) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.5, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders of all series affected thereby as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE IX

                              SUCCESSOR CORPORATION

     9.1 Company May Consolidate, etc.

     Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, (i) upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Company, of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company, as the case may be, shall have been merged, or by the entity which shall have acquired such property, and the ultimate parent entity of such successor entity expressly assumes the obligations of the Company under each of the related Preferred Securities Guarantees, to the extent any Preferred Securities are then Outstanding; (ii) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia; and (iii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

     9.2 Successor Corporation Substituted.

          (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Company, the due and punctual payment of the principal of and interest on all of the Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as the case may be, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.

          (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

          (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company).

     9.3 Evidence of Consolidation, etc. to Trustee.

     The Trustee, subject to the provisions of Section 6.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article IX.

                                   ARTICLE X

                           SATISFACTION AND DISCHARGE

     10.1 Satisfaction and Discharge of Indenture.

     If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.7) and all Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 10.5); or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company; then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.5, 2.7, 3.1, 3.2, 3.3, 6.6, 6.7 and 6.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 6.7 and 10.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

     10.2 Discharge of Obligations.

     If at any time all Debentures of any series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in
Section 10.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient in the opinion of a nationally recognized certified public accounting firm to pay at maturity or upon redemption all Debentures of such series not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.5, 2.7, 3.1, 3.2, 3.3, 6.6, 6.7 and 10.5 hereof that shall survive until such Debentures shall mature and be paid. Thereafter, Sections 6.7 and 10.5 shall survive.

     10.3 Deposited Moneys to be Held in Trust.

     All monies or Governmental Obligations deposited with the Trustee pursuant to Sections 10.1 or 10.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the applicable Debentures for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

     10.4 Payment of Monies Held by Paying Agents.

     In connection with the satisfaction and discharge of this Indenture, all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

     10.5 Repayment to Company.

     Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company in trust, for payment of principal of or interest on any series of Debentures that are not applied but remain unclaimed by the holders of such Debentures for at least two years after the date upon which the principal of or interest on such Debentures shall have respectively become due and payable, shall be repaid to the Company, as the case may be, on December 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of such Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

                                   ARTICLE XI

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

     11.1 No Recourse.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debentures, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     12.1 Effect on Successors and Assigns.

     All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

     12.2 Actions by Successor.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     12.3 Surrender of Company Powers.

     The Company by instrument in writing executed by appropriate authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor corporation.

     12.4 Notices.

     Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: First Merchants Corporation, 200 East Jackson Street, Post Office Box 792, Muncie, Indiana 47308, Attention: Larry R. Helms, Esq., Senior Vice President & General Counsel. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

     12.5 Governing Law.

     This Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Indiana and for all purposes shall be construed in accordance with the laws of said State.

     12.6 Treatment of Debentures as Debt.

     It is intended that the Debentures shall be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

     12.7 Compliance Certificates and Opinions.

          (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          (b) Each certificate or opinion of the Company provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as, in the opinion of such Person, is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that each such certificate shall comply with the provisions of Section 314 of the Trust Indenture Act.

     12.8 Payments on Business Days.

     In any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day, then payment of interest or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date, except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     12.9 Conflict with Trust Indenture Act.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     12.10 Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     12.11 Severability.

     In case any one or more of the provisions contained in this Indenture or in any series of Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     12.12 Assignment.

     The Company shall have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

     12.13 Acknowledgment of Rights.

     The Company acknowledges that, with respect to any series of Debentures held by a Trust or a trustee of such Trust, if the applicable Property Trustee fails to enforce its rights under this Indenture as the holder of such Debentures held as the assets of such Trust, any holder of the applicable Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default with respect to a series of Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of the applicable Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder on or after the respective due date specified in such Debentures.

                                  ARTICLE XIII

                           SUBORDINATION OF DEBENTURES

     13.1 Agreement to Subordinate.

     The Company covenants and agrees, and each holder of Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XIII; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, Subordinated Debt and Additional Senior Obligations (collectively, "Senior Indebtedness") to the extent provided herein, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article XIII shall prevent the occurrence of any default or Event of Default hereunder.

     13.2 Default on Senior Debt, Subordinated Debt or Additional Senior Obligations.

     In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or interest on any series of Debentures. In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding sentence of this Section 13.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

     13.3 Liquidation; Dissolution; Bankruptcy.

          (a) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal or interest on any series of Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of any series of Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XIII, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the applicable Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of any series of Debentures or to the Trustee.

          (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such

     Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

          (c) For purposes of this Article XIII, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
     Article XIII with respect to the Debentures to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article IX shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article IX. Nothing in Section 13.2 or in this Section
     13.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

     13.4 Subrogation.

          (a) Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of each series of Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of any series of Debentures or the Trustee would be entitled except for the provisions of this Article XIII, and no payment over pursuant to the provisions of this Article XIII to or for the benefit of the holders of such Senior Indebtedness by holders of any series of Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of such Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XIII are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          (b) Nothing contained in this Article XIII or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness of the Company), and the holders of each series of Debentures, the obligation of the Company, which is absolute and


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     unconditional,  to pay to the  holders  of each  series of  Debentures  the principal of and interest on such Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of each series of Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

          (c) Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Article VI, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

     13.5 Trustee to Effectuate Subordination.

     Each holder of Debentures by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XIII and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

     13.6 Notice by the Company.

          (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of any series of Debentures pursuant to the provisions of this Article XIII. Notwithstanding the provisions of this Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of any series of Debentures pursuant to the provisions of this Article XIII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without


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

     limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          (b) The Trustee, subject to the provisions of Section 6.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     13.7 Rights of the Trustee; Holders of Senior Indebtedness.

          (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. The Trustee's right to compensation and reimbursement of expenses as set forth in Section 6.7 shall not be subject to the subordination provisions of the Article XIII.

          (b) With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 6.1, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

     13.8 Subordination May Not be Impaired.

          (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any


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

     act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of any series of Debentures, without incurring responsibility to the holders of any series of Debentures and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the holders of any series of Debentures to the holders of such Senior Indebtedness, do any one or more of the following:
     (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
     (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                           [Signatures on next page.]


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Indenture to be duly executed, all as of the day and year first above written.

FIRST MERCHANTS CORPORATION,
As Company

By:    /s/  Larry R. Helms
       -----------------------------------------
Name:  Larry R. Helms, Esq.
Title: Senior Vice President and General Counsel

WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

By:    /s/  Edward L. Truitt, Jr.
       -----------------------------------------
Name:  Edward L. Truitt, Jr.
Title: Vice President


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